Exhibit 99.1

Ticker: HVB www.hudsonvalleybank.com November 2012

Safe Harbor Statement “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains various forward-looking statements with respect to earnings, credit quality and other financial and business matters within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-statements can be identified by words such as “expects,” “anticipates,” “intends,” “believes,” “estimates,” “predicts” and words of similar import. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to future periods are subject to uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include, but are not limited to, statements regarding: (a) our ability to comply with the formal agreement entered into with the Office of the Comptroller of the Currency (the “OCC”) and any additional restrictions placed on us as a result of future regulatory exams or changes in regulatory policy implemented by the OCC or other bank regulators; (b) the OCC and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions; (c) the results of the investigation of A.R. Schmeidler & Co., Inc. by the Securities and Exchange Commission (the “SEC”) and the Department of Labor (the “DOL”) and the possibility that our management’s attention will be diverted to the SEC and DOL investigations and settlement discussions and we will incur further costs and legal expenses; (d) the adverse affects on the business of A.R. Schmeidler & Co., Inc. and our trust department arising from a settlement with the SEC and DOL investigations; (e) our inability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank; (f) the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us; (g) further increases in our non-performing loans and allowance for loan losses; (h) ineffectiveness in managing our commercial real estate portfolio; (i) lower than expected future performance of our investment portfolio; (j) a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers; (k) continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans; (l) lower than expected demand for our products and services; (m) possible impairment of our goodwill and other intangible assets; (n) our inability to manage interest rate risk; (o) increased expense and burdens resulting from the regulatory environment in which we operate and our inability to comply with existing and future regulatory requirements; (p) our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels in its capital plan provided to the OCC, or such higher capital levels as may be required; (q) proposed legislative and regulatory action may adversely affect us and the financial services industry; (r) future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments; (s) potential liabilities under federal and state environmental laws; (t) regulatory limitations on dividends payable by Hudson Valley or Hudson Valley Bank. For a more detailed discussion of these factors, see the Risk Factors discussion in the Company’s most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q. The forward-looking statements included in this presentation are made only as of the date hereof and the Company undertakes no obligation to update or revise any of its forward-looking statements. Unless otherwise noted, information presented is from Company sources.

NOT A TRADITIONAL RETAIL COMMUNITY BANK A “Community Business Bank” founded to focus on small and middle market commercial customers and their principals Focus on targeted niche businesses, entrepreneurs and professional service firms with high deposit transaction volume throughout the Metro New York area Low-cost, core deposits = foundation of customer relationships We sell service, with a strong commitment to acting as a “private bank” to our niche commercial customers WE LEND WHERE WE LIVE Providing prudent, conservatively underwritten loans in our home market Stable and deep management team has extensive in-market experience and is highly accessible to customers Unique Metro NYC market allows for competitive positioning with high-touch service and significant opportunities for growth A Differentiated Business Model

Metro New York Franchise $2.9 billion commercial bank with 36 branches throughout Westchester, Rockland, the Bronx, Manhattan and Brooklyn in NY and Fairfield County and New Haven County, in CT Largest bank headquartered in Westchester County Historic growth achieved by taking share from larger national bank competitors There are more than 43,000 small and middle market companies with revenues of $1 million or more in this market Source: SNL Financial; deposit data as of 06/30/2012; branch count and map as of 12/31/2011

Summary Financial Highlights Nine Months Ended September 30

2012 (1)

(Dollars in thousands, except per share amounts) 2011 2012

Net Interest Income $87,120 $80,919 $80,919 Non Interest Income $14,764 $29,496 $13,561 Non Interest Expense $61,188 $61,945 $61,945 Net Income $20,764 $26,108 $16,751 Diluted Earnings Per Share $1.06 $1.33 $0.85 Dividends Per Share $0.46 $0.54 $0.54

Net Interest Margin 4.47% 4.09% 4.09% 3.71% Return on Average Equity 9.38% 12.03% 7.72% VS. 8.82% Return on Average Assets 0.99% 1.23% 0.79% PEERS: 0.92% Efficiency Ratio 58.57% 64.17% 64.17% 65.80% Tangible Common Equity Ratio 9.6% 9.2% 9.2% 8.5% Average Assets $2,788,406 $2,838,448 $2,838,448 Average Net Loans $1,832,866 $1,692,823 $1,692,823 Average Deposits $2,374,651 $2,454,881 $2,454,881 Average Stockholders’ Equity $295,084 $289,345 $289,345

(1) Excludes income from loan sales.

Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of Sep 30, 2012. 4

Asset Quality Measures Strengthen Balance Sheet

NONACCRUAL LOANS / TOTAL ASSETS %

0.24 0.46 0.44 1.90 1.64 1.07 1.44

2006 2007 2008 2009 2010 2011 Q3 2012

LOAN LOSS RESERVE / GROSS LOANS %

1.37 1.33 1.33 2.13 2.25 1.95 1.86

2006 2007 2008 2009 2010 2011 Q3 2012

LOAN LOSS RESERVE / NONACCRUAL LOANS %

NET CHARGEOFFS / AVERAGE NET LOANS %

301 162 200 76 89 103 66

2006 2007 2008 2009 2010 2011 Q3 2012

385 .

2.70

0.39 0.47 0.75

0.04 0.07

2006 2007 2008 2009 2010 2011 Q3 2012

Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of Sep 30, 2012.

Strong Capital Position

TANGIBLE COMMON EQUITY / TANGIBLE ASSETS

7.4 7.9 7.3 10.1 10.0 9.1 9.2

2006 2007 2008 2009 2010 2011 Q3 2012

LEVERAGE RATIO %

7.7 8.3 7.5 10.2 9.6 8.8 9.4

2006 2007 2008 2009 2010 2011 Q3 2012

TIER 1 RISK BASED CAPITAL RATIO %

TOTAL RISK BASED CAPITAL RATIO %

12.3 12.6 10.1 13.9 13.9 11.3 16.1

2006 2007 2008 2009 2010 2011 Q3 2012

13.5 13.8 11.3 15.2 15.2 12.6 17.4

2006 2007 2008 2009 2010 2011 Q3 2012

Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of Sep 30, 2012.

HUDSON VALLEY BANK’S PRIVATE BANKING MODEL

Hudson Valley’s Business Model Commercial bank focused on small and middle market businesses, professional service firms and their principals – they view us as their “private bankers” Niche businesses synergistically compliment each other to form the core of HVB’s business model Relationship Focus — high quality banking products and exceptional personal service

Efficiency is Key in High-Touch Business Model “PRIVATE BANK” BUSINESS MODEL SUCCEEDS BECAUSE OF: Narrowly targeted niche business approach Institutional focus fully directed to targeted segments – no mass market efforts High-touch client-RM relationships Opportunity and incentive structure attracts talent from some of the best operators in the business RMs are successful at attracting and retaining low-cost, stable deposits and profitable loans MAINTAINING EFFICIENT OPERATIONS IS KEY TO BALANCING COST OF A SERVICE- ORIENTED MODEL Small branch network No centralized call center—RMs & Branches are the first and only point of client contact Non-price sensitive core deposit base limits need for wholesale funding and expensive rate promotions Referrals and Business Development Board provide low-cost and effective marketing

Branch Network – Local Service & Execution 12 Branches 12 Branches 6 Branches 6 Branches Low-cost branch infrastructure supports core deposit franchise Branch value grows with age – deeper penetration into existing relationships and new referrals increase deposits per branch over time Branches and year-to-date average deposit balances as of June 30, 2012.

Historical Success in Outperforming Peers OPERATING EXPENSE CONTROL HAS SUPPORTED A MID-50% EFFICIENCY RATIO OVER THE PAST FIVE YEARS Reflects an efficient approach to collecting deposits, with minimal branch network Stable, non-price-sensitive deposits support highly competitive deposit funding costs While excess cash pressures revenue today, Q312 expenses fell 5%from Q212 and were flat YOY, despite increased strategic investments and compliance costs Efficiency Ratio as reported by SNL. Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of Sep 30, 2012. Mid-50% efficiency ratio = favorable to peers Excess cash on balance sheet + increasing compliance costs

Composition of Client Segments HVB’S CLIENT RELATIONSHIPS ARE DIVERSIFIED ACROSS OUR NICHE SEGMENTS SEGMENT % OF STRATEGIC CLIENT RELATIONSHIPS % OF TOTAL BANK DEPOSITS % OF TOTAL BANK DEPOSITS AVERAGE DEPOSITS PER STRATEGIC CLIENT RELATIONSHIP (IN THOUSANDS) % OF STRATEGIC CLIENT RELATIONSHIPS WITH LOANS Attorney 27% 18% 18% $694 32% Not-for-Profit 18% 15% $859 $859 39% Property Managers 5% 15% 15% $3,366 55% Real Estate Investors 14% 6% 6% $489 54% Municipalities 2% 9% 9% $5,016 7% General Business 34% 25% 25% $768 53% TOTAL / AVERAGE 100% 88% 88% $936 All data as of Sep 30, 2012.

DEPOSIT METRICS Sep 30, 2011 Sep 30, 2012 Sep 30, 2012 DEPOSIT METRICS HVB HVB PEERS(2) Core Deposits / Total Deposits (1) 95% 96% 87% Non Interest Bearing Deposits / Total Deposits 36% 39% 19% Deposits / Total Funding 97% 98% 91% Loan / Deposit Ratio 78% 58% 77% Cost of Total Deposits 39 bps 25 bps 50 bps A Core Deposit Driven Franchise (1) Core Deposits defined as total deposits less time deposits >$100,000. (2) Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of Sep 30, 2012.

A Core Deposit Driven Franchise DEPOSIT COMPOSITION – Sep 30, 2012 CORE FUNDING (1) Net loans excluding loans held-for-sale. (2) Core Deposits defined as total deposits less time deposits >$100,000. TOTAL DEPOSITS – $2,549 MILLION

Deposit Growth Drives Long-Term Profitability 67.2% CORE DEPOSITS(1) 96.1% CORE DEPOSITS(1) VS. 86.8% FOR PEERS(2) (1) Core deposits defined as total deposits less time deposits > $100,000 and brokered deposits. December 2006 Includes approximately $127 million of deposits as part of New York National Bank acquisition (2) Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of Sep 30, 2012. CORE DEPOSITS 2000 – Q3 2012 CAGR: 12.9%

Strong Net Interest Margin (1) Fully tax equivalent basis. (2) Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of Sep 30, 2012. VS. 3.59% PEERS(1,2)

Revenue and Margin Compression EXCESS CASH POSITION FROM 1Q12 LOAN SALES COMPRESSING NET INTEREST INCOME Disciplined redeployment is underway and will take time

POSITIONED FOR DEPLOYMENT AND DIVERSIFICATION

Successful Measures to Reduce Concentrations

CONCENTRATION MEASURES	Q1-12	Q2-12	Q3-12	TARGET
CRE % of Risk Based Capital	401.9%	365.4%	345.9%	< 400%
Classified Loans % of Risk Based Capital	26.6%	24.6%	31.9%	< 25%

Note: Concentration metrics reflect committed balances as measured against risk-based capital.

LOAN SALES REDUCED CONCENTRATION MEASURES TO TARGET LEVELS

- Transferred $474 million in performing and nonperforming loans to held-for-sale at December 31, 2011
  - Recognized $60 million in pre-tax market valuation adjustments
- Sold $474 million in held-for-sale loans in 1Q12
  - Recognized $16 million in pre-tax gains on loan sales

REDEPLOYMENT OF EXCESS LIQUIDITY UNDERWAY

- In 1Q12 purchased $65 million in residential ARMs supported by in-market collateral
- In 3Q12 initiated C&I participations, contributing to 15% C&I loan growth during the quarter
- Launched HELOC product in 3Q12, with Jumbo ARM product preparing for launch in 4Q12

Hudson Valley Holding Corp. 19

Balance Sheet Positioned for Diversification

December 31, Sep 30, ($ in Millions) 2009 2010 2011 2012

Cash and Cash Equivalents 219 356 95 844

Securities 522 460 521 458

Real Estate

Commercial 784 796 691 584

Construction 256 174 110 91

Residential 455 467 515 532

Commercial & Industrial 275 245 219 266

Other 27 33 29 22

Lease Financing 21 16 13 13 Total Loans (excl.HFS) 1,816 1,732 1,576 1,508 Deferred Loan Fees -5 -4 -4 -3 Allowance for Loan Losses -39 -39 -31 -28 Loans, Net (excl. HFS) 1,773 1,689 1,541 1,994

Total Assets 2,666 2,669 2,798 2,929 Deposits 2,173 2,234 2,425 2,549

Borrowings 177 124 70 59 Stockholders’ Equity 294 290 278 293

Redeployment Aimed at Balance Sheet Efficiency Diversifying by simultaneously implementing three approaches Asset purchases – CURRENT $65 Million in Residential ARMs purchased in 1Q12 Evaluating others Loan participations with other institutions – NEAR TERM Building on HVB’s longstanding CRE-participation experience by leveraging other institutions’ expertise and infrastructure for C&I and residential lending Includes new relationships initiated in mid 2012 with Large regional bank (for upper middle market and large corporate C&I) Metro NYC peer bank (for A/R financing, mortgage warehouse financing, other non-CRE) Building internal ability to originate, underwrite and service non-CRE credits – NEAR & LONG TERM Focus is new products for longstanding niche business and industry targets in metro NYC New commercial lending including equipment leases, lines of credit, term loans, ABL, etc. Complementary jumbo mortgage and HELOC products for RMs to offer commercial-account principals All while continuing to leverage historic strength in CRE underwriting to capitalize on solid demand from quality CRE credits

INVESTMENT HIGHLIGHTS

HVB Investment Highlights MAKING DISCIPLINED INVESTMENTS TODAY TO SUPPORT LONG-TERM GROWTH IN SHAREHOLDER VALUE HISTORIC DIFFERENTIATING QUALITIES REMAIN OUR STRENGTH Low deposit funding costs Efficient mindset is in our DNA “Private Bank” approach wins and retains customers BALANCE SHEET DIVERSIFICATION UNDERWAY Balancing desire to deploy excess liquidity with long-term risk positioning objectives Moving away from commercial real estate focus Developing diversified C&I lending skills as a strategic and tactical focus Low-cost core deposit base = source of stable funding for future growth AN INCREASINGLY NIMBLE AND SOPHISTICATED BANK Ahead of the curve in adopting best practices typically reserved for $10-$25 billion banks Increased sophistication = heightened competitive edge Quicker reaction to customers’ needs, market changes and regulatory changes Quicker ability to diversify lending sources and maximize capital allocation Results in: Quicker ability to grow shareholder returns

HVB Dividend Value

HVB DIVIDEND

- Strong dividend yield, ranging between 2.5%-4.5%



Quarterly Common Dividend
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
Dividend Yield
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Q100
Q300
Q101
Q301
Q102
Q302
Q103
Q303
Q104
Q304
Q105
Q305
Q106
Q306
Q107
Q307
Q108
Q308
Q109
Q309
Q110
Q310
Q111
Q311
Q112
Q312

Hudson Valley Holding Corp. 24

HVB Valuation Compared to Peers * November 1, 2012 and November 1, 2011 TODAY* TODAY* TODAY* ONE YEAR AGO* ONE YEAR AGO* ONE YEAR AGO* Dividend Yield Price / Book Price / Tangible Book Dividend Yield Price / Book Price / Tangible Book HVB 4.4% 1.09x 1.20x 3.94% 1.18x 1.29x SNL U.S. Bank $1B-$5B Index 2.0% 1.30x 1.50x 2.25% 1.13x 1.32x Median of $1B-$5B NY-NJ-CT Banks 3.0% 1.12x 1.43x 3.81% 0.97x 1.23x

THANK YOU QUESTIONS

APPENDIX MARKET DETAIL, FINANCIAL DETAIL AND NON-GAAP RECONCILIATION

New York Metro Market Profile BANK DEPOSITS & COMPETITIVE ENVIRONMENT HVB competes against national, regional and local banks There are 147 banks operating in this New York Metro Market (1) The seven county market is deposit rich – more than three-quarters of a trillion dollars (1) If this market were a state, it would rank 3rd in deposit size – behind California with $953.5 billion and well ahead of Texas with $599.0 billion 1 – FDIC Summary of Deposits as of June 30, 2012 Summary of Deposits by State Summary of Deposits by State Rank State Deposits ($ in 000) 1 New York $ 1,065,665,215 2 California $ 953,488,261 HVB’s NY Metro Market $ 843,705,648 3 Texas $ 599,030,737 4 Florida $ 423,907,631 5 Illinois $ 393,026,185

New York Metro Market Profile NICHE BUSINESSES Just as this market is deposit rich, it is also rich with HVB’s targeted niche businesses We have leading market share among Westchester attorneys and property managers High growth potential in all other segments and counties, each with HVB market share currently <2% HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) Segment MANHATTAN BROOKLYN BRONX WEST-CHESTER ROCKLAND FAIRFIELD NEW HAVEN TOTAL Attorney 9,200 1,810 522 2,347 606 1,972 1,461 17,918 Not for Profit 7,673 8,566 3,289 3,407 1,434 3,730 3,681 31,780 Real Estate Investors 4,462 1,302 605 1,001 254 1,186 908 9,718 Property Managers 5,717 3,411 1,404 2,186 584 2,027 1,296 16,625 Municipalities 897 483 309 606 199 675 652 3,821 Sub-Total 27,949 15,572 6,129 9,547 3,077 9,590 7,998 79,862 1 – Dunn & Bradstreet Market Data based on Primary & Secondary NAICS codes DATA DEMONSTRATES TREMENDOUS UNTAPPED ORGANIC GROWTH POTENTIAL IN HVB’S CORE NICHE MARKETS

New York Metro Market Profile

DEMOGRAPHICS

- Along with being rich in deposits and HVB's niche businesses, the market also has very favorable demographics

Consumer Demographics [1]	MANHATTAN	BROOKLYN	BRONX	WESTCHESTER	ROCKLAND	FAIRFIELD	NEW HAVEN	TOTAL
Population	1,585,873	2,504,700	1,385,108	949,113	311,687	916,829	862,477	**8,515,787**
Housing Units [2]	847,090	1,000,293	511,896	370,821	104,057	361,221	362,004	**3,557,382**
Home ownership rate	22.8%	30.3%	20.7%	62.7%	71.0%	70.7%	65.3%	**N/A**
Persons per household, 2006-2010	2.09	2.68	2.79	2.64	3.02	2.66	2.51	**N/A**
Median household income 2006-2010	$64,971	$43,567	$34,264	$79,619	$82,534	$81,268	$61,114	**N/A**
Median Income Per Capita	$59,149	$23,605	$17,575	$47,814	$34,304	$48,295	$31,720	**N/A**
Unemployment Rate [3]	8.8%	11.0%	14.0%	7.5%	7.3%	7.6%	9.3%	**N/A**
Business Demographics [4]								
Revenues: < $1 million	142,330	89,645	31,295	57,894	18,105	72,094	50,268	**461,631**
Revenues: $1 million - $5 million	14,276	4,351	1,417	3,300	951	3,900	2,869	**31,064**
Revenue: > $5 million	6,735	1,157	442	1,255	269	1,504	941	**12,303**
Revenue: Not reported	18,336	8,777	4,366	5,526	1,614	6,271	5,574	**50,464**
Total Business Entities	**181,677**	**103,930**	**37,520**	**67,975**	**20,939**	**83,769**	**59,652**	**555,462**

[1] 2010 US Census Quick Facts by State|County

[2] A **housing unit** is defined as a house, an apartment, a mobile home, a group of rooms, or a single room that is occupied

[3] County unemployment rates as of June, 2012 Bureau of Labor Statistics [4] Hoovers|D&B

Hudson Valley Holding Corp. 30

HVB’s Position in the Market DEPOSIT SHARE Except for Westchester and the Bronx, HVB’s market share in each county is less than 1% HVB ranks 29 out of 147 institutions with $2.44 billion in deposits and 0.29% market share (1) HVB is a small market share play in a very large market HVB Deposits by County HVB Deposits by County HVB Deposits by County County HVB Branches HVB Deposits (1) ($ in 000) HVB Market Share Total Market Deposits (1) ($ in 000) Westchester 18 $ 1,770,169 3.55% $ 49,881,254 Manhattan 5 $ 321,111 0.05% $ 682,797,129 Bronx 4 $ 194,924 1.84% $ 10,582,328 Rockland 2 $ 75,508 0.85% $ 8,906,783 Fairfield 5 $ 59,511 0.18% $ 33,661,962 Brooklyn 1 $ 11,883 0.03% $ 37,646,141 New Haven 1 $ 7,766 0.04% $ 20,230,051 Total NY Metro 36 $ 2,440,872 0.29% $ 843,705,648 1 – FDIC Summary of Deposits as of 6/30/12

Quarterly Loan Balances (1) Total is gross of unearned income.

Period Ending

Dollars in Millions 4Q 2010 1Q 2011 2Q 2011 3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012

REAL ESTATE

C&D - RESIDENTIAL 70 67 63 62 53 51 53 48 C&D - NON RESIDENTIAL 105 102 85 83 57 56 43 43 OWNER OCCUPIED CRE 318 317 324 318 244 256 229 195 NON-OWNER OCCUPIED CRE 478 505 521 500 447 449 405 389 MULTIFAMILY LOANS 152 249 365 507 228 225 213 209 1-4 FAMILY MORTGAGE 188 181 191 187 175 232 237 214 HOME EQUITY 127 118 116 118 113 111 109 109 COMMERCIAL & INDUSTRIAL 246 235 228 222 219 222 231 266 CONSUMER 28 28 27 28 27 27 3 3 LEASE FINANCING 16 15 13 13 12 15 14 14 OTHER 4 2 2 2 0 1 19 20

TOTAL (1) $1,732 $1,819 $1,935 $2,040 $1,575 $1,645 $1,557 $1,510

Strength in Diversified Commercial Lending (1) Total is gross of unearned income. 80% LOAN COMPOSITION – Sep 30, 2012

MULTIFAMILY

LOANS 1-4 FAMILY 14% MORTGAGE

NON-OWNER 14% OCCUPIED

CRE

HOME EQUITY 27% 7%

OWNER COMMERCIAL OCCUPIED & CRE INDUSTRIAL

13% 18%

CONSUMER 0% C&D - NON LEASE

RESIDENTIAL C&D - FINANCING

3% RESIDENTIAL 1% 3%

Loan Balances September 30

In Millions 2011 2012

REAL ESTATE

C&D - RESIDENTIAL $62 $48 C&D - NON RESIDENTIAL 83 43 OWNER OCCUPIED CRE 318 195 NON-OWNER OCCUPIED CRE 500 389 MULTIFAMILY LOANS 507 209

1-4 FAMILY MORTGAGE 187 214 HOME EQUITY 118 109

COMMERCIAL & INDUSTRIAL 222 266 CONSUMER 28 3 LEASE FINANCING 13 14 OTHER 2 20 TOTAL (1) $2,040 $1,510

Composition of Commercial Loans BALANCE OUTSTANDING AT Sep 30, 2012 (IN MILLIONS) BALANCE OUTSTANDING AT Sep 30, 2012 (IN MILLIONS) BALANCE OUTSTANDING AT Sep 30, 2012 (IN MILLIONS) BALANCE OUTSTANDING AT Sep 30, 2012 (IN MILLIONS) SEGMENT C&I INVESTOR-OWNED CRE OWNER-OCCUPIED CRE TOTAL C&I + CRE Attorney $13 $4 $5 $22 Municipalities 1 2 0 3 Not For Profit 108 8 79 195 General Business 93 136 90 319 Property Managers & Real Estate Investors 65 239 21 325 TOTAL $280 $389 $195 $864 Table excludes Construction & Development loans.

Loan Portfolio Granularity LOAN AMOUNT TIER % OF DOLLARS OUTSTANDING BY SIZE OF LOAN % OF LOANS OUTSTANDING BY NUMBER OF LOANS < $250,000 5.97% 58.03% $250,000 to <$1 million 20.35% 24.19% $1 million to < $5 million 51.84% 15.86% $5 million and greater 21.84% 1.92% Total 100.00% 100.00% Sep 30, 2012 Table excludes Residential loans.

Portfolio Granularity – Risk Ratings *Total of non-homogeneous loans individually classified as to credit risk as of the most recent analysis performed. % of “Pass” Rated Loans Portfolio Risk Ratings at Sep 30, 2012

92%

90.1% 89.7%

89.5% 90% 88.8%

88%

86% 85.1%

84.3% 84% 82.8%

82% 80% 78%

Q1’11 Q2’11 Q3’11 Q4’11 Q1’12 Q2’12 Q3’12

Total Special Sub-(in millions)* Pass Mention standard

Commercial Real Estate:

Owner occupied $195 76.0% 1.6% 22.4% Non owner occupied 389 97.1% 1.3% 1.6% Construction: Commercial 43 73.7% 12.3% 14.0% Residential 48 89.4% 1.9% 8.7% Residential: Multifamily 209 98.5% 0.0% 1.5%

1-4 family 83 64.4% 25.1% 10.5% Home equity 1 0.0% 0.0% 100.0% Commercial & Industrial 266 92.5% 1.5% 6.0% Lease Financing & Other 32 96.1% 2.7% 1.2%

Total Loans $1,267 89.7% 3.2% 7.1%

Portfolio Granularity – Delinquencies Note: Balances exclude Loans Held For Sale

% of Total Loans % of Total Assets

9/30/2012 6/30/2012 12/31/2011 9/30/2012 6/30/2012 12/31/2011

0.54% 0.60% 0.32% 0.28% 0.33% 0.18%

31-89 days Past Due incl. NAL

1.63% 1.43% 1.35% 0.84% 0.79% 0.76% 90+ days Past Due incl. NAL

2.17% 2.03% 1.67% 1.12% 1.12% 0.94% Total Past Due incl.

NAL 2.81% 2.53% 1.90% 1.44% 1.40% 1.07% Total Nonaccrual Loans (NAL)

Quarterly Summary Financial Highlights

Earnings

Dollars in thousands, except per share amounts	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012 (a)	Q1 2012	Q2 2012	Q3 2012
Net Interest Income	$27,537	$27,468	$29,614	$30,038	$30,739	$31,296	$31,296	$25,508	$24,115
Non Interest Income	$4,405	$5,219	$3,831	$5,714	$4,136	$4,419	$20,354	$4,789	$4,353
Non Interest Expense	$19,132	$20,450	$20,648	$20,090	$18,967	$20,876	$20,876	$21,034	$20,035
Net Income (Loss)	$7,142	$4,824	$7,432	$8,508	($22,901)	$8,656	$18,013	$4,961	$3,134
Net Interest Margin	4.29%	4.39%	4.55%	4.47%	4.60%	4.75%	4.75%	3.93%	3.60%
Diluted Earnings (Loss) Per Share	$0.36	$0.25	$0.38	$0.43	($1.17)	$0.44	$0.92	$0.25	$0.16
Dividends Per Share	$0.13	$0.14	$0.14	$0.18	$0.18	$0.18	$0.18	$0.18	$0.18
Return on Average Equity	9.88%	6.62%	10.13%	11.33%	-30.07%	12.20%	25.51%	6.72%	4.32%
Return on Average Assets	1.03%	0.71%	1.06%	1.18%	-3.19%	1.21%	2.53%	0.71%	0.44%
Efficiency Ratio	58.38%	60.33%	58.81%	56.67%	52.79%	56.85%	56.85%	68.06%	69.33%
Tangible Common Equity Ratio	10.0%	10.1%	9.7%	9.6%	9.1%	9.6%	9.6%	9.6%	9.2%
Average Assets	$2,762,124	$2,699,169	$2,791,988	$2,872,159	$2,867,304	$2,845,223	$2,845,223	$2,795,090	$2,874,634
Average Net Loans	$1,674,320	$1,727,420	$1,840,076	$1,928,888	$2,028,587	$1,997,391	$1,997,391	$1,577,190	$1,505,942
Average Deposits	$2,307,883	$2,270,147	$2,383,267	$2,468,359	$2,463,056	$2,466,159	$2,466,159	$2,408,726	$2,489,378
Average Stockholders' Equity	$289,072	$291,426	$293,390	$300,338	$304,624	$282,459	$282,459	$295,378	$290,189

(a) Excludes income from loan sales.

Hudson Valley Holding Corp. 38

Non-GAAP Reconciliation

in thousands except share and per share numbers	2006	2007	2008	2009	2010	2011	Q3 YTD[a]	Excluding Loan Sale Q3 YTD[a,b]
Net Income as reported	$ 34,059	$ 34,483	$ 30,877	$ 19,012	$ 5,113	$ (2,137)	$ 26,108	$ 16,751
Exclude:								
Income Tax (1)	18,034	18,259	15,646	7,310	(1,406)	(5,413)	15,386	8,808
Provision for Loan Loss (2)	2,130	1,470	11,025	24,306	46,527	64,154	6,976	6,976
Pre-tax, Pre-provision Earnings	$ 54,223	$ 54,212	$ 57,548	$ 50,628	$ 50,234	$ 56,604	$ 48,470	$ 32,535
Weighted Average Diluted shares	14,881,560	14,906,752	14,973,866	15,307,674	19,455,971	19,462,055	19,612,599	19,612,599
Diluted Earnings per Share as reported Effects of (1) and (2) above	$ 2.29	$ 2.31	$ 2.06	$ 1.24	$ 0.26	$ (0.11)	$ 1.33	$ 0.85
	1.35	1.33	1.78	2.07	2.32	3.02	1.14	0.81
Pre-Tax, Pre-Provision Diluted Earnings per Share	$ 3.64	$ 3.64	$ 3.84	$ 3.31	$ 2.58	$ 2.91	$ 2.47	$ 1.66
Tangible Equity Ratio:								
Total Stockholders' Equity:								
As reported	$ 185,566	$ 203,687	$ 207,500	$ 293,678	$ 289,917	$ 277,562	$ 292,900	$ 292,900
Less: Goodwill and other intangible assets	16,349	20,296	25,040	27,118	26,296	25,493	24,932	24,932
Tangible stockholders' equity	$ 169,217	$ 183,391	$ 182,460	$ 266,560	$ 263,621	$ 252,069	$ 267,968	$ 267,968
Total Assets:								
As reported	$2,291,734	$2,330,748	$2,540,890	$2,665,556	$2,669,033	$2,797,670	$2,929,042	$2,929,042
Less: Goodwill and other intangible assets	16,349	20,296	25,040	27,118	26,296	25,493	24,932	24,932
Tangible assets	$2,275,385	$2,310,452	$2,515,850	$2,638,438	$2,642,737	$2,772,177	$2,904,110	$2,904,110
Tangible equity ratio	7.4%	7.9%	7.3%	10.1%	10.0%	9.1%	9.2%	9.2%

(a) Nine Months Ended Sep 30,2012

(b) The loan sale in the first quarter of 2012 resulted in a gross gain of $15,935. Related income taxes totaled $6,564.

Hudson Valley Holding Corp. 39

THANK YOU FOR YOUR INTEREST IN HUDSON VALLEY HOLDING CORP. Ticker: HVB www.hudsonvalleybank.com November 2012